Exhibit 99.1

FOR IMMEDIATE RELEASE

FIRST MIDWEST BANCORP, INC. COMPLETES
ACQUISITION OF THE PEOPLES’ BANK OF ARLINGTON HEIGHTS

ITASCA, Illinois, December 11, 2015 - First Midwest Bancorp, Inc. (“First Midwest”) (NASDAQ NGS: FMBI), the parent company of First Midwest Bank, today announced that it has completed its acquisition of Peoples Bancorp, Inc. and its subsidiary, The Peoples’ Bank of Arlington Heights (“Peoples’ Bank”). First Midwest previously announced on September 21, 2015 that it had entered into a definitive agreement to acquire Peoples’ Bank.
At the closing, Peoples’ Bank had approximately $110 million in assets and its two offices became branches of First Midwest. Frank Appleby, President of Peoples’ Bank at the time of the merger, has become Senior Vice President of First Midwest with primary responsibility for First Midwest’s northwest Cook and northern DuPage County markets.
“We extend a warm welcome to the customers and employees of Peoples’ Bank,” said Michael L. Scudder, President and Chief Executive Officer of First Midwest. “We look forward to offering the customers of Peoples’ Bank a broad range of commercial, retail, wealth management and private banking products and services, and are confident this combination will benefit the customers and communities served by the bank. This transaction also continues our drive to move further into the desirable Arlington Heights and northwest suburban Chicago markets.”
About First Midwest
First Midwest, with assets of approximately $9.9 billion, is a relationship-focused financial institution and one of Illinois’ largest independent publicly-traded bank holding companies. First Midwest’s principal subsidiary, First Midwest Bank, and other affiliates provide a full range of business, middle market and retail banking as well as wealth management and private banking services through over 100 locations in metropolitan Chicago, northwest Indiana, central and western Illinois, and eastern Iowa. First Midwest was recognized for the second year in a row as having the “Highest Customer Satisfaction with Retail Banking in the Midwest”* according to the J.D. Power 2015 Retail Banking Satisfaction StudySM. First Midwest’s website is www.firstmidwest.com.
On November 12, 2015, First Midwest announced that it had entered into a definitive agreement to acquire NI Bancshares Corporation (OTCPINK: NIBA), the holding company for The National Bank & Trust Company of Sycamore (“NB&T”), based in Sycamore, Illinois. NB&T operates ten offices in DeKalb, Kane and LaSalle Counties in northern Illinois, and has approximately $680 million in total assets, $600 million in deposits and $415 million in loans. NB&T also has over $700 million in trust assets under administration. NB&T’s services include business and retail banking, trust, wealth management, financial planning and farm management.

Forward-Looking Statements
This press release may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by the use of words such as “may,” “might,” “will,” “would,” “should,” “could,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “probable,” “potential,” “possible,” “target,” “continue,” “look forward,” or “assume” and words of similar import. Forward-looking statements are not historical facts or guarantees of future performance but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control. It is possible that actual results and events may differ, possibly materially, from the anticipated results or events indicated in these forward-looking statements. These statements are made only as of the date of this press release, and First Midwest undertakes no obligation to update any of these statements to reflect new information or any events or conditions after the date hereof.
Forward-looking statements are subject to certain risks, uncertainties and assumptions, including, but not limited to: the expected synergies, cost savings and other financial or other benefits of the proposed transaction between First Midwest and NI Bancshares Corporation (“NI Bancshares”) might not be realized within the expected timeframes or might be less than projected; the requisite stockholder and regulatory approvals for the proposed transaction between First Midwest and NI Bancshares Corporation might not be obtained; credit and interest rate risks associated with First Midwest’s and NI Bancshares’ respective businesses, customer borrowing, repayment, investment and deposit practices, as well as customer and employee reactions to the proposed transaction between First Midwest and NI Bancshares; general economic conditions, either nationally or in the market areas in which First Midwest and NI Bancshares operate or anticipate doing business, may be less favorable than expected; new regulatory or legal requirements or obligations; and other risks, uncertainties and assumptions identified under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in First Midwest’s Annual Report on Form 10-K for the year ended December 31, 2014, as well as First Midwest’s subsequent filings made with the Securities and Exchange Commission (the “SEC”). However, these risks and uncertainties are not exhaustive. Other sections of such reports describe additional factors that could impact First Midwest’s business and financial performance and pending or consummated acquisition transactions, including the proposed acquisition of NI Bancshares.
Additional Information for Stockholders
The information contained in the press release does not constitute an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed merger of First Midwest and NI Bancshares, First Midwest will file a registration statement on Form S-4 with the SEC. The registration statement will include a proxy statement of NI Bancshares and a prospectus of First Midwest, which will be sent to the stockholders of NI Bancshares. Stockholders are advised to read the registration statement and proxy statement/prospectus when it becomes available because it will contain important information about First Midwest, NI Bancshares and the proposed transaction. When filed, this document and other documents relating to the transaction filed by First Midwest can be obtained free of charge from the SEC’s website at www.sec.gov. These documents also can be obtained free of charge by accessing First Midwest’s website at www.firstmidwest.com under the tab “Investor Relations” and then under “SEC Filings.” Alternatively, these documents can be obtained free of charge from First Midwest upon written request to First Midwest Bancorp, Inc., Attn: Corporate Secretary, One Pierce Place, Suite 1500, Itasca, Illinois 60143 or by calling (630) 875-7463, or from NI Bancshares upon written request to NI Bancshares Corporation, Attn: Michael A. Cullen, President and Chief Executive Officer, 230 W. State Street, Sycamore, Illinois 60178 or by calling (815) 895-2125.

Participants in this Transaction
First Midwest, NI Bancshares and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from NI Bancshares stockholders in connection with the proposed transaction between First Midwest and NI Bancshares under the rules of the SEC. Certain information regarding the interests of these participants and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement/prospectus regarding the proposed transaction when it becomes available. Additional information about First Midwest and its directors and certain of its officers may be found in First Midwest’s definitive proxy statement relating to its 2015 Annual Meeting of Stockholders filed with the SEC on April 14, 2015. This definitive proxy statement can be obtained free of charge from the SEC’s website at www.sec.gov.
CONTACTS:

Paul F. Clemens (Investors) EVP and Chief Financial Officer (630) 875-7347 paul.clemens@firstmidwest.com	James M. Roolf (Media) SVP and Corporate Relations Officer (630) 875-7533 jim.roolf@firstmidwest.com

* First Midwest Bank received the highest numerical score among retail banks in the Midwest region in the proprietary J.D. Power 2014 and 2015 Retail Banking Satisfaction StudiesSM. The 2015 study is based on 82,030 total responses measuring 20 providers in the Midwest region (IA, IL, KS, MO, WI) and measures opinions of consumers with their primary banking provider. Proprietary study results are based on experiences and perceptions of consumers surveyed April 2014 - February 2015. Your experiences may vary. Visit jdpower.com.